Exhibit 99.1
Third Point Re Reports Third Quarter 2015 Earnings Results

Gross Premiums Written of $205.6 million, an Increase of 62.6%
Combined Ratio of 102.8% for the Property and Casualty Reinsurance Segment
HAMILTON, Bermuda, November 3, 2015, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its third quarter ended September 30, 2015.
Third Point Re reported a net loss of $195.7 million, or $(1.88) per diluted common share, for the third quarter of 2015, compared with a net loss of $6.0 million, or $(0.06) per diluted common share, for the third quarter of 2014. For the nine months ended September 30, 2015, Third Point Re reported a net loss of $129.6 million, or $(1.25) per diluted common share compared with net income of $65.1 million, or $0.61 per diluted common share, for the nine months ended September 30, 2014.
For the three months ended September 30, 2015, diluted book value per share decreased by $1.67 per share, or 11.8%, to $12.45 per share from $14.12 per share as of June 30, 2015. For the nine months ended September 30, 2015, diluted book value per share decreased by $1.10 per share, or 8.1%, to $12.45 per share from $13.55 per share as of December 31, 2014.
“During the third quarter, we were adversely affected by difficult market conditions that resulted in a net investment loss of $193.2 million in the quarter, representing an (8.7)% return in the quarter and a (4.3)% return for the year to date period. Based on our estimated investment return for October of 4.6%, as posted on our website,  our investment return for the year through October was 0.1%,” commented John Berger, Chairman and Chief Executive Officer. “In the third quarter, we generated premiums written of $205.6 million, an increase of 62.6%, bringing our gross premiums for the year to date period to $603.3 million. We completed a $91.6 million adverse development cover in the quarter which was the main driver of the premium increase as well as the largest contributor to growth in investment float which totaled $601.5 million as of September 30, 2015. Our underwriting results for the period were as expected, and we believe we are well positioned to take advantage of improvements in investment performance in future periods.”
The following table shows certain key financial metrics for the three and nine months ended September 30, 2015 and 2014:

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(In millions, except for per share data and ratios)
Gross premiums written	$205.6	$126.4	$603.3	$359.5
Net premiums earned	$208.8	$108.9	$468.5	$261.0
Net underwriting loss (1) (2)	$(5.8)	$(1.8)	$(19.1)	$(9.0)
Combined ratio (1) (2)	102.8%	101.7%	104.1%	103.6%
Net investment return on investments managed by Third Point LLC	(8.7)%	(0.04)%	(4.3)%	5.5%
Net investment income (loss)	$(193.2)	$1.6	$(89.6)	$92.1
Net investment income (loss) on float (3)	$(52.0)	$(0.1)	$(23.6)	$13.5
Net income (loss)	$(195.7)	$(6.0)	$(129.6)	$65.1
Diluted earnings (loss) per share	$(1.88)	$(0.06)	$(1.25)	$0.61
Growth in diluted book value per share (3)	(11.8)%	(0.3)%	(8.1)%	4.3%
Return on beginning shareholders’ equity (3)	(12.8)%	(0.4)%	(8.9)%	4.7%
Net investments managed by Third Point LLC (4)	$2,092.6	$1,802.2	$2,092.6	$1,802.2

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

(4)	Prior year comparative represents amount at December 31, 2014.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $80.8 million, or 64.7%, to $205.7 million for the three months ended September 30, 2015 from $124.9 million for the three months ended September 30, 2014. Gross premiums written increased by $255.8 million, or 73.6%, to $603.3 million for the nine months ended September 30, 2015 from $347.5 million for the nine months ended September 30, 2014. The increase in premiums for the three and nine months ended September 30, 2015 compared to the three and nine months ended September 30, 2014 was primarily due to one new adverse development cover, new business written by our U.S. office, where we have seen additional opportunities as a result of our U.S. presence, and contracts that renewed in 2015 that did not have comparable premiums in the 2014 periods. The increase in premiums in the three and nine months ended September 30, 2015 was partially offset by contracts written or amended in 2014 that did not have comparable premiums in the current year periods and contracts for which we made a decision not to renew due to changes in pricing and/or terms and conditions. Since Third Point Re focuses on large transactions, which in some cases may not renew, period over period comparisons of gross premiums written may not be meaningful.
Net premiums earned for the three months ended September 30, 2015 increased by $107.5 million, or 105.9%, to $209.0 million. Net premiums earned for the nine months ended September 30, 2015 increased by $217.2 million, or 86.4%, to $468.5 million. The results for the three and nine months ended September 30, 2015 reflect net premiums earned related to the large adverse development cover written in the third quarter and net premiums earned on a larger in-force underwriting portfolio, including new business written, compared to the three and nine months ended September 30, 2014.
The net underwriting loss and combined ratio for the nine months ended September 30, 2015 included a $3.1 million loss related to windstorms and other weather activity that took place in the state of Texas in the second quarter. In addition, we recorded an increase in the net underwriting loss of $1.4 million and $4.5 million for the three and nine months ended September 30, 2015, respectively, related to development of reserves on prior years’ contracts. This compares to a $0.2 million decrease in the net underwriting loss for the three months ended September 30, 2014 and a $1.4 million increase in net underwriting loss for the nine months ended September 30, 2014. These increases to the combined ratio compared to the prior year periods were partially offset by a lower general and administrative expense ratio due to proportionately higher net premiums earned.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). In December 2014, the Company announced that it would no longer accept investments in the Catastrophe Fund, that no new business would be written in the Catastrophe Reinsurer and that the Company would be redeeming all existing investments in the Catastrophe Fund. Net assets under management for the Catastrophe Fund were $0.7 million as of September 30, 2015 compared to $119.7 million as of December 31, 2014. During the nine months ended September 30, 2015, the Catastrophe Fund distributed $118.7 million (Third Point Re’s share - $59.0 million) to its investors.
Investments
For the three months ended September 30, 2015, Third Point Re recorded a net investment loss of $193.2 million, compared to net investment income of $1.6 million for the three months ended September 30, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was (8.7)% for the three months ended September 30, 2015 compared to (0.04)% for the three months ended September 30, 2014.
For the nine months ended September 30, 2015, Third Point Re recorded a net investment loss of $89.6 million, compared to net investment income of $92.1 million for the nine months ended September 30, 2014. The return on investments managed by the Company’s investment manager, Third Point LLC, was (4.3)% for the nine months ended September 30, 2015 compared to 5.5% for the nine months ended September 30, 2014.
The net investment results for the three and nine months ended September 30, 2015 were attributable to losses in the Company’s long equity portfolio, which was partially offset by strong performance in equity short positions, structured credit and sovereign credit. During the third quarter, the equity portfolio posted negative returns in most sectors amidst a broader market decline. Specifically, several large positions in the healthcare sector detracted meaningfully from investment returns. The returns generated by the Company’s investment portfolio will vary based on a number of factors, including the overall markets, individual security selection, and allocation of exposure by the investment manager across strategies.

Conference Call Details
The Company will hold a conference call to discuss its third quarter 2015 results at 8:30 a.m. Eastern Time on November 4, 2015. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. third quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13622747. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 11, 2015.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) inability to service the Company’s indebtedness; (xi) limited cash flow and liquidity due to indebtedness; (xii) unavailability of capital in the future; (xiii) fluctuations in market price of the Company’s common shares; (xiv) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xv) suspension or revocation of reinsurance licenses; (xvi) potentially being deemed an investment company under United States federal securities law; (xvii) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xviii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xix) dependence on Third Point LLC to implement the Company’s investment strategy; (xx) termination by Third Point LLC of the investment management agreements; (xxi) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxii) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxiii) the Company potentially becoming subject to United States federal income taxation; (xxiv) the Company potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and commenced underwriting business in

February 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.

Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2015 and December 31, 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2015	December 31, 2014
Assets
Equity securities, trading, at fair value (cost - $1,343,437; 2014 - $1,078,859)	$1,289,840	$1,177,796
Debt securities, trading, at fair value (cost - $739,897; 2014 - $546,933)	737,039	569,648
Other investments, at fair value	52,882	83,394
Total investments in securities and commodities	2,079,761	1,830,838
Cash and cash equivalents	10,819	28,734
Restricted cash and cash equivalents	604,428	417,307
Due from brokers	303,597	58,241
Securities purchased under an agreement to sell	—	29,852
Derivative assets, at fair value	27,337	21,130
Interest and dividends receivable	10,030	2,602
Reinsurance balances receivable	314,693	303,649
Deferred acquisition costs, net	192,451	155,901
Unearned premiums ceded	808	—
Loss and loss adjustment expenses recoverable	184	814
Other assets	14,231	3,512
Total assets	$3,558,339	$2,852,580
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$12,298	$10,085
Reinsurance balances payable	34,833	27,040
Deposit liabilities	167,210	145,430
Unearned premium reserves	567,565	433,809
Loss and loss adjustment expense reserves	420,649	277,362
Securities sold, not yet purchased, at fair value	172,074	82,485
Due to brokers	695,019	312,609
Derivative liabilities, at fair value	22,495	11,015
Interest and dividends payable	1,673	697
Senior notes payable, net of deferred costs	113,332	—
Total liabilities	2,207,148	1,300,532
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding,105,479,341 (2014: 104,473,402))	10,548	10,447
Additional paid-in capital	1,078,327	1,065,489
Retained earnings	246,394	375,977
Shareholders’ equity attributable to shareholders	1,335,269	1,451,913
Non-controlling interests	15,922	100,135
Total shareholders’ equity	1,351,191	1,552,048
Total liabilities and shareholders’ equity	$3,558,339	$2,852,580

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and nine months ended September 30, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues
Gross premiums written	$205,583	$126,403	$603,259	$359,498
Gross premiums ceded	(375)	(150)	(1,852)	(150)
Net premiums written	205,208	126,253	601,407	359,348
Change in net unearned premium reserves	3,597	(17,305)	(132,949)	(98,388)
Net premiums earned	208,805	108,948	468,458	260,960
Net investment income (loss)	(193,156)	1,552	(89,627)	92,072
Total revenues	15,649	110,500	378,831	353,032
Expenses
Loss and loss adjustment expenses incurred, net	158,537	60,115	316,336	150,783
Acquisition costs, net	50,509	38,317	152,664	93,331
General and administrative expenses	9,822	10,124	35,797	29,698
Other expenses	670	2,982	5,686	4,789
Interest expense	2,074	—	5,162	—
Foreign exchange gains	(746)	—	(800)	—
Total expenses	220,866	111,538	514,845	278,601
Income (loss) before income tax (expense) benefit	(205,217)	(1,038)	(136,014)	74,431
Income tax (expense) benefit	7,781	(1,542)	5,768	(3,917)
Income (loss) including non-controlling interests	(197,436)	(2,580)	(130,246)	70,514
(Income) loss attributable to non-controlling interests	1,721	(3,417)	663	(5,440)
Net income (loss)	$(195,715)	$(5,997)	$(129,583)	$65,074
Earnings (loss) per share
Basic	$(1.88)	$(0.06)	$(1.25)	$0.63
Diluted	$(1.88)	$(0.06)	$(1.25)	$0.61
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	104,117,448	103,295,920	103,931,871	103,275,204
Diluted	104,117,448	103,295,920	103,931,871	106,454,775

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended September 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$205,729	$(146)	$—	$205,583
Gross premiums ceded	(375)	—	—	(375)
Net premiums written	205,354	(146)	—	205,208
Change in net unearned premium reserves	3,597	—	—	3,597
Net premiums earned	208,951	(146)	—	208,805
Expenses
Loss and loss adjustment expenses incurred, net	158,387	150	—	158,537
Acquisition costs, net	50,527	(18)	—	50,509
General and administrative expenses	5,872	32	3,918	9,822
Total expenses	214,786	164	3,918	218,868
Net underwriting loss	(5,835)	n/a	n/a	n/a
Net investment income (loss)	(51,988)	1	(141,169)	(193,156)
Other expenses	(670)	—	—	(670)
Interest expense	—	—	(2,074)	(2,074)
Foreign exchange gains	—	—	746	746
Income tax benefit	—	—	7,781	7,781
Segment loss including non-controlling interests	(58,493)	(309)	(138,634)	(197,436)
Segment loss attributable to non-controlling interests	—	140	1,581	1,721
Segment loss	$(58,493)	$(169)	$(137,053)	$(195,715)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	75.8%
Acquisition cost ratio	24.2%
Composite ratio	100.0%
General and administrative expense ratio	2.8%
Combined ratio	102.8%

	Nine months ended September 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$603,303	$(44)	$—	$603,259
Gross premiums ceded	(1,852)	—	—	(1,852)
Net premiums written	601,451	(44)	—	601,407
Change in net unearned premium reserves	(133,001)	52	—	(132,949)
Net premiums earned	468,450	8	—	468,458
Expenses
Loss and loss adjustment expenses incurred, net	316,186	150	—	316,336
Acquisition costs, net	152,665	(1)	—	152,664
General and administrative expenses	18,681	463	16,653	35,797
Total expenses	487,532	612	16,653	504,797
Net underwriting loss	(19,082)	n/a	n/a	n/a
Net investment income (loss)	(23,623)	69	(66,073)	(89,627)
Other expenses	(5,686)	—	—	(5,686)
Interest expense	—	—	(5,162)	(5,162)
Foreign exchange gains	—	—	800	800
Income tax benefit	—	—	5,768	5,768
Segment loss including non-controlling interests	(48,391)	(535)	(81,320)	(130,246)
Segment loss attributable to non-controlling interests	—	156	507	663
Segment loss	$(48,391)	$(379)	$(80,813)	$(129,583)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	67.5%
Acquisition cost ratio	32.6%
Composite ratio	100.1%
General and administrative expense ratio	4.0%
Combined ratio	104.1%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

	Three months ended September 30, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$124,931	$1,472	$—	$126,403
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	124,781	1,472	—	126,253
Change in net unearned premium reserves	(23,294)	5,989	—	(17,305)
Net premiums earned	101,487	7,461	—	108,948
Expenses
Loss and loss adjustment expenses incurred, net	60,121	(6)	—	60,115
Acquisition costs, net	37,571	746	—	38,317
General and administrative expenses	5,556	648	3,920	10,124
Total expenses	103,248	1,388	3,920	108,556
Net underwriting loss	(1,761)	n/a	n/a	n/a
Net investment income (loss)	(137)	882	807	1,552
Other expenses	(2,982)	—	—	(2,982)
Income tax expense	—	—	(1,542)	(1,542)
Segment income (loss) including non-controlling interests	(4,880)	6,955	(4,655)	(2,580)
Segment income attributable to non-controlling interests	—	(3,325)	(92)	(3,417)
Segment income (loss)	$(4,880)	$3,630	$(4,747)	$(5,997)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	59.2%
Acquisition cost ratio	37.0%
Composite ratio	96.2%
General and administrative expense ratio	5.5%
Combined ratio	101.7%

	Nine months ended September 30, 2014
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$347,495	$12,003	$—	$359,498
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	347,345	12,003	—	359,348
Change in net unearned premium reserves	(96,069)	(2,319)	—	(98,388)
Net premiums earned	251,276	9,684	—	260,960
Expenses
Loss and loss adjustment expenses incurred, net	150,789	(6)	—	150,783
Acquisition costs, net	92,477	854	—	93,331
General and administrative expenses	17,020	2,160	10,518	29,698
Total expenses	260,286	3,008	10,518	273,812
Net underwriting loss	(9,010)	n/a	n/a	n/a
Net investment income	13,458	944	77,670	92,072
Other expenses	(4,789)	—	—	(4,789)
Income tax expense	—	—	(3,917)	(3,917)
Segment income (loss) including non-controlling interests	(341)	7,620	63,235	70,514
Segment income attributable to non-controlling interests	—	(3,854)	(1,586)	(5,440)
Segment income (loss)	$(341)	$3,766	$61,649	$65,074
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	60.0%
Acquisition cost ratio	36.8%
Composite ratio	96.8%
General and administrative expense ratio	6.8%
Combined ratio	103.6%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	September 30, 2015	December 31, 2014
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,351,191	$1,552,048
Less: non-controlling interests	(15,922)	(100,135)
Shareholders’ equity attributable to shareholders	1,335,269	1,451,913
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	58,070	61,705
Diluted book value per share numerator	$1,439,851	$1,560,130
Basic and diluted book value per share denominator:
Issued and outstanding shares	104,217,321	103,397,542
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,788,391	6,151,903
Effect of dilutive restricted shares issued to directors and employees	954,829	922,610
Diluted book value per share denominator	115,611,704	115,123,218

Basic book value per share	$12.81	$14.04
Diluted book value per share	$12.45	$13.55

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	($ in thousands)
Net investment income (loss) on float	$(51,988)	$(137)	$(23,623)	$13,458
Net investment income (loss) on capital	(141,971)	807	(67,057)	77,670
Net investment income (loss) on investments managed by Third Point LLC	(193,959)	670	(90,680)	91,128
Investment income on cash held by the Catastrophe Reinsurer and Catastrophe Fund	2	27	29	84
Net gain on catastrophe bond held by Catastrophe Reinsurer	—	75	10	80
Net gain on investment in Kiskadee Fund	801	—	984	—
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	—	780	30	780
	$(193,156)	$1,552	$(89,627)	$92,072

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	($ in thousands)
Net income (loss)	$(195,715)	$(5,997)	$(129,583)	$65,074
Shareholders’ equity attributable to shareholders - beginning of period	$1,526,004	$1,467,229	$1,451,913	$1,391,661
Return on beginning shareholders’ equity	(12.8)%	(0.4)%	(8.9)%	4.7%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders and adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures and as a result, is considered to be a non-GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income (loss) by the beginning of year shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability.